EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Brett White, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Corio, Inc. on Form 10-Q for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Corio, Inc. A signed original of this written statement required by Section 906 has been provided to Corio, Inc. and will be retained by Corio, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Date: November 12, 2004	/s/ Brett White
Brett White Executive Vice President and Chief Financial Officer